Exhibit 99.2

DIAGNOSTIC SYSTEMS BUSINESS

(A DIVISION OF OLYMPUS CORPORATION)

Combined Abbreviated Financial Statements

March 31, 2009

(With Independent Auditors’ Report Thereon)

DIAGNOSTIC SYSTEMS BUSINESS

Independent Auditors’ Report

The Board of Directors

Olympus Corporation:

We have audited the accompanying combined statement of assets to be acquired and liabilities to be assumed of Diagnostic Systems Business, a division of Olympus Corporation (the Company), as of March 31, 2009, and the related combined statement of direct revenue and expenses for the year then ended. These combined abbreviated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined abbreviated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the combined abbreviated financial statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of Diagnostic Systems Business as of March 31, 2009, and its direct revenue and expenses for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying combined abbreviated financial statements as of and for the year ended March 31, 2009 have been translated into United States dollars solely for the convenience of the reader. We have audited the translation and, in our opinion, the combined abbreviated financial statements expressed in Yen have been translated into United States dollars on the basis set forth in the Note 2 to the combined abbreviated financial statements.

/s/ KPMG AZSA & Co.

July 23, 2009

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Combined Statement of Assets to be Acquired and Liabilities to be Assumed

March 31, 2009

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Assets to be Acquired

Current assets:
Cash and cash equivalents	¥802	$8,084
Accounts receivable, net of allowance for doubtful accounts of ¥ 255 million ($2,568 thousands) (notes 3 and 5)	10,266	103,539
Inventories (note 6)	7,384	74,470
Investment in lease receivables, net (notes 3 and 4)	1,390	14,024
Loan receivable (note 5)	917	9,251
Other current assets	463	4,674

Total current assets	21,222	214,042

Noncurrent receivable	103	1,042
Fixed assets, net (note 7)	7,249	73,110
Investment in lease receivable, net (notes 3 and 4)	1,999	20,166
Equipment for loan and demonstration to customers, net (note 7)	1,710	17,248
Intangible assets (note 8)	1,077	10,864
Other assets	1,678	16,914

Total assets to be acquired	¥35,038	$353,386

Liabilities to be Assumed

Current liabilities:
Accounts payable:
Trade (note 5)	¥2,899	$29,249
Other	2,310	23,306
Accrued expenses (note 11)	4,420	44,582
Current capital lease obligations (note 9)	674	6,796
Deferred gain	290	2,920
Deferred revenue	774	7,805
Other current liabilities	341	3,428

Total current liabilities	11,708	118,086

Retirement and severance benefits (note 10)	1,471	14,834
Non-current capital lease obligations (note 9)	632	6,378
Deferred gain	222	2,239
Other non-current liabilities	432	4,354

Total liabilities to be assumed	¥14,465	$145,891

Commitments (note 11)

Net assets to be Acquired	¥20,573	$207,495

See accompanying notes to combined abbreviated financial statements.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Combined Statement of Direct Revenue and Expenses

Year ended March 31, 2009

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Revenue:
Operating revenues	¥52,006	$524,523
Foreign currency exchange gain, net	203	2,045

Total revenue	52,209	526,568

Expenses:
Cost of goods sold	24,577	247,881
Selling, general and administrative expenses	21,598	217,834
Other expense, net	303	3,056

Total expenses	46,478	468,771

Direct revenue in excess of expenses	¥5,731	$57,797

See accompanying notes to combined abbreviated financial statements.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(1)	Nature of Business and Summary of Significant Accounting Policies

(a)	Nature of Business

On February 27, 2009, Olympus Corporation (Olympus) entered into a definitive agreement to divest certain assets and liabilities of its Diagnostic Systems Business (“Diagnostics” or “the Diagnostic Systems Business”) to Beckman Coulter, Inc. (Beckman Coulter) for consideration of ¥77.5 billion, or approximately US$780 million. Under the terms of the agreement, Olympus will transfer certain Diagnostics-related assets and liabilities of the following subsidiaries:

Olympus Corporation of the Americas, Inc. and Subsidiaries (OCA)

Olympus Europa Holding GmbH and Subsidiaries (OEH)

Olympus Singapore Pte. Ltd. (OSP)

Olympus (Malaysia) Sdn. Bhd. (OML)

In addition, Olympus will transfer all of its shares in the following subsidiaries to Beckman Coulter:

Olympus Medical Engineering Co., Ltd. (OME)

Mishima Olympus Co., Ltd. (MISHIMA)

The Diagnostic Systems Business is engaged in the development, manufacturing, marketing, sales, distribution and maintenance of clinical diagnostic testing systems, principally automated chemistry analyzers and automated blood transfusion testing systems. The Diagnostic Systems Business sells and leases diagnostic equipment and sells related consumables to distributors and health care providers, mainly in Europe, North America and Japan/Asia.

(b)	Purpose and Basis of Preparation of Combined Abbreviated Financial Statements

The combined abbreviated financial statements have been prepared for the sole purpose of inclusion in Beckman Coulter’s filing with the United States Securities and Exchange Commission in compliance with Rule 3-05 of Regulation S-X and Form 8-K under the Securities Exchange Act of 1934.

The accompanying combined abbreviated financial statements include the assets, liabilities and results of operations of OME and MISHIMA, excluding any amounts relating to income taxes, along with certain Diagnostics-related assets, liabilities, and direct revenue and expenses of the remaining entities and have been presented on a carve-out basis.

Each entity from which we derived the combined abbreviated financial statements maintains its books of account in conformity with accounting principles generally accepted in its country of domicile. The combined abbreviated financial statements presented herein reflect certain adjustments to present the assets to be acquired and liabilities to be assumed, and direct revenue and expenses in conformity with U.S. generally accepted accounting principles.

The combined abbreviated financial statements do not necessarily reflect what the results of operations and financial position would have been for the Diagnostic Systems Business if it had operated as a stand-alone entity, nor are they intended to provide an indication of how the Diagnostic Systems Business will perform in the future.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

Other than OME and MISHIMA, none of the entities engaged in the Diagnostic Systems Business have maintained books and records for the Diagnostic Systems Business as if it were a separate company. Accordingly, Olympus has concluded that preparing a complete set of financial statements for the Diagnostic Systems Business was impracticable. However, those other entities maintained separate accounts for certain assets, liabilities, revenues and expenses identified specifically with the Diagnostic Systems Business. The combined abbreviated financial statements include the assets, liabilities, revenues and expenses that are directly attributable to the operations of the Diagnostic Systems Business. In addition, we included in the combined abbreviated financial statements certain corporate expenses incurred by Olympus on behalf of its subsidiaries.

We have made the following significant assumptions in preparing the combined abbreviated financial statements:

•	All Diagnostic Systems Business employees will become employees of Beckman Coulter on completion of the acquisition.

•

The Diagnostic Systems Business has computed the amounts of its retained interest in transferred lease receivables based on the ratio of those transferred receivables to total receivables transferred by OCA (note 3).

•

Olympus has allocated certain indirect corporate expenses incurred on its behalf to the Diagnostic Systems Business using a variety of methods that reflect the nature of the cost incurred and Diagnostics’ activities. Indirect corporate expenses include charges for information technology, human resources, finance, logistics, general affairs, marketing, legal and similar costs. Allocation methodologies include metrics such as relative headcount, revenues and square footage/meters of usage. These allocated costs are included in the accompanying combined statement of revenues and direct expenses as selling, general and administrative expenses and totaled ¥4,700 million ($47,399 thousands) for the year ended March 31, 2009.

•

The Diagnostic Systems Business is exposed to changes in currency rates for sales denominated in currencies other than the selling entity’s functional currency. Olympus manages its exposure to changes in currency rates on a centralized basis and does not allocate gains and losses on foreign currency transactions or derivatives used to hedge those transactions, as it was generally not practicable to identify the gains and losses specifically to the Diagnostic Systems Business. Where Olympus was able to identify the results of a foreign currency transaction directly with the Diagnostic Systems Business, such results have been included in the combined abbreviated financial statements.

•	Olympus has not included amounts related to income taxes or overhead costs that Olympus has not normally allocated to the Diagnostic Systems Business.

Management of Olympus and the Diagnostic Systems Business believe the assumptions and estimates used in preparation of the combined abbreviated financial statements are reasonable.

All significant intercompany accounts and transactions have been eliminated in combination.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(c)	Revenue Recognition

The majority of revenue is generated from sales of consumable reagents and maintenance service, and from instrument operating leases. The remaining revenue is derived from instrument sales, which include lease arrangements that qualify as sales-type leases or direct financing leases (note 1 (d)).

Revenue is recognized when persuasive evidence of an arrangement exists, the price to the buyer is fixed and determinable, collectibility is reasonably assured, and title and risk of loss is transferred. Transfer of title and risk of loss generally occurs upon shipment of the product, upon customer acceptance of the product, or on execution of sale-leaseback arrangements. Credit is extended based upon the evaluation of the customer’s financial condition. The Diagnostic Systems Business generally does not require collateral. When a customer enters into a lease agreement that qualifies as an operating lease, instrument lease revenue is recognized on a straight-line basis over the lease term. Equipment leased under operating leases is classified as part of fixed assets and is depreciated over its estimated useful life.

Under a sales-type lease, the present value of the minimum lease payments is recognized as instrument sale revenue, and the cost of the leased asset, less the present value of any unguaranteed residual value, is recognized as cost of sales. The Diagnostic Systems Business recognizes income on the lease receivable using the interest method. Under a direct financing lease, unearned finance income represents the difference between the minimum lease payments and carrying value of the equipment and is recognized over the lease term using the interest method.

Revenue from the sale of reagents is generally recognized at the time of delivery or usage. Service revenue on maintenance contracts is recognized ratably over the life of the service agreement. For sales-type leases and sale agreements that include multiple deliverables, such as maintenance service, the Diagnostic Systems Business allocates revenue to the individual deliverables based on the relative fair values of the individual components.

Revenues include amounts billed to customers for shipping and handling. The related shipping costs are included within selling, general, and administrative expenses. Shipping costs for the year ended March 31, 2009 totaled ¥ 1,122 million ($11,313 thousands).

(d)	Sale and Leaseback Arrangements

The Diagnostic Systems Business enters into sale-leaseback arrangements with an unaffiliated leasing company and subsequently subleases the equipment to end customers. The Diagnostic Systems Business has classified the leaseback arrangements as capital leases pursuant to which the leased assets are initially recognized at their fair value with any gain on sale deferred and amortized to earnings over the lease term. The related subleases are recognized as operating or direct-financing leases, depending on the terms of the subleases. When the fair value of the equipment exceeds its sales price, Diagnostics treats the excess of the fair value over the selling price as an additional lease payment. For leases classified as capital leases, the excess increases the recorded amount of the asset leased under a capital lease and deferred income. Diagnostics amortizes the deferred income over the lease term.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(e)	Cash Equivalents

Cash equivalents include all highly liquid instruments purchased with an original maturity of three months or less.

(f)	Trade Accounts Receivable and Concentration of Credit Risk

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Diagnostic Systems Business’ best estimate of the amount of probable credit losses in existing accounts receivable. The Diagnostic Systems Business determines the allowance based on factors surrounding the credit risk of specific customers, historical trends related to past losses, and other relevant information. There was no single third-party customer who accounted for more than 10% of total net sales for the year ended March 31, 2009.

(g)	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost for certain inventories is determined using an average cost basis, while the cost of the remaining inventories is determined using the first-in, first-out (FIFO) method.

(h)	Fixed Assets

Depreciation of fixed assets is provided under the straight-line method over the estimated useful lives of the assets that range from two to thirty-five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the improvements or the term of the lease. Depreciation on equipment leased to others is computed using the straight-line method over the term of the lease.

(i)	Equipment for Loan and Demonstration to Customers

Equipment for loan and demonstration to customers is amortized during the period over which the product is generally available for loan to customers, typically a three to five year period.

(j)	Other Assets

Other assets consist primarily of investments in life insurance contracts purchased in connection with benefit arrangements and retained interests in transferred receivables (note 3). Diagnostics records its investments in life insurance contracts at the cash surrender value of the contracts, and records the retained interest in transferred receivables at its net realizable value.

(k)	Impairment of Long-Lived Assets

The Diagnostic Systems Business reviews long-lived assets, such as fixed assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group. Assets or asset groups to be disposed of are separately presented in the balance sheets and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. Management believes that there was no impairment of the Diagnostic Systems Business’ long-lived assets as of and during the year ended March 31, 2009.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(l)	Product Warranty

The Diagnostic Systems Business records product warranty liabilities for the estimated costs to be incurred under its basic limited warranty and its separately priced extended warranty contracts. The specific warranty terms and conditions vary depending upon the product sold, but generally include technical support, repair parts, and labor over a period ranging from one to five years. Factors that affect Diagnostics’ warranty liability include the number of units sold, the historical and anticipated rate of warranty claims on those units, and the cost per claim to satisfy the warranty obligation. As these factors are impacted by actual experience and future expectations, Diagnostics assesses the adequacy of its recorded product warranty liabilities and adjusts the amounts as necessary (note 11).

(m)	Pension and Other Post-retirement Plans

Certain entities, of which the Diagnostics Systems Business is a part, sponsor contributory and noncontributory defined benefit pension plans and lump-sum severance plans covering substantially all of its employees upon their retirement. The defined benefit plans provide a benefit based on age, years of service, and the level of compensation during their employment. The lump sum severance plans provide a benefit based on years of service and position.

Diagnostics records annual amounts relating to its pension based on calculations that incorporate various actuarial and other assumptions including, discount rates, mortality, assumed rates of return, compensation increases, and turnover rates. Diagnostics reviews its assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is appropriate to do so. Diagnostics believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience and market conditions.

The net periodic costs are recognized as employees render the services necessary to earn the postretirement benefits.

(n)	Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs totaled approximately ¥4,258 million ($42,952 thousands) for the year ended March 31, 2009, including ¥50 million ($501 thousands) of costs allocated to Diagnostics from other Olympus group companies.

(o)	Use of Estimates

Management of the Diagnostic Systems Business has made a number of estimates and assumptions relating to the reporting of assets to be acquired, liabilities to be assumed, direct revenue and expenses, and the disclosure of contingent assets to be acquired and liabilities to be assumed to prepare these combined abbreviated financial statements. Significant items subject to such estimates and assumptions include the valuation of fixed assets, trade receivables, inventories, the actuarial determination of employee benefit obligations, and the allocation of corporate expenses. Actual results could differ from those estimates.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(p)	Derivative Instruments and Hedging Activities

Olympus, on behalf of the Diagnostic Systems Business, enters into and manages derivatives to hedge its exposure to changes in currency rates arising from sales denominated in a currency other than the functional currency. However, Diagnostics does not apply hedge accounting and therefore recognizes changes in the fair value of its derivatives in earnings. Diagnostics does not enter into or hold any derivative financial instruments for speculative purposes.

The Diagnostic Systems Business recognizes gains and losses on forward exchange contracts as foreign exchange gains or losses. At March 31, 2009, the fair value of these forward contracts was a liability of approximately ¥112 million ($1,129 thousands), which is included in other current liabilities in the accompanying combined statement of assets to be acquired and liabilities to be assumed. The notional amounts of forward exchange contracts outstanding at March 31, 2009, totaled ¥2,320 million ($23,399 thousands), all of which represented contracts used to hedge forecasted cash flows related to sales that are primarily denominated in U.S. dollars and Euros.

(q)	Fair Value Measurement

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (SFAS) No. 157, Fair Value Measurements, which is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. This statement defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. This statement applies under other accounting pronouncements that require or permit fair value measurements.

SFAS No. 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Fair Value of Financial Instruments

The Diagnostic Systems Business’ financial instruments include cash and cash equivalents, accounts receivable, loan receivable, derivative instruments, accounts payable and notes payable. The carrying amounts of cash and cash equivalents, accounts receivable, loan receivable, accounts payable, and notes payable approximates the fair values of these instruments.

As of March 31, 2009, Diagnostics held derivative financial instruments that are required to be measured at fair value on a recurring basis. The fair value is determined based on current quotes from financial institutions. The following table presents information about financial instruments measured at fair value on a recurring basis at March 31, 2009, and indicates the level in the fair value hierarchy of the valuation technique we utilize to determine such fair value:

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

Description of Assets (Liabilities)	Fair Value at March 31, 2009 (millions)	Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)		Significant Unobservable Inputs (Level 3)
			Yen (millions)	U.S. Dollars (thousands) (note 2)

Forward Contracts	¥(112)		¥(112)	$(1,129)

(r)	Accounting Standards Not Yet Adopted

Fair Value Measurement

In February 2008, the FASB issued FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”). FSP 157-2 delays the effective date of SFAS No. 157, Fair Value Measurements, for non-financial assets and non-financial liabilities, except those that are recognized or disclosed on a recurring basis, to fiscal years beginning after November 15, 2008. The Diagnostic Systems Business has not yet determined the impact of the adoption of SFAS No. 157 for non-financial assets and non-financial liabilities on its financial statements.

In April 2009, the FASB issued FASB Staff Position FAS 157-4, Determining Fair Value when the Volume and Level of Activity for the Asset or Liability have Significantly Decreased and Identifying Transactions that are not Orderly (“FSP 157-4”). FSP 157-4 affirms that the objective of a fair value estimate when the market for an asset is not active is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The FSP provides guidance for estimating fair value when the volume and level of market activity for an asset or liability have significantly decreased and determining whether a transaction was orderly. FSP FAS 157-4 applies to all fair value measurements. The Diagnostic Systems Business has not determined the impact of the adoption of FSP FAS 157-4 on its combined abbreviated financial statements.

Business Combination

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141R”), and SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51, which are effective for the Business for the fiscal year beginning April 1, 2009. SFAS No. l41R requires the acquiring entity in a business combination to recognize the assets acquired and liabilities assumed. Further, SFAS No. 141R changes the accounting for acquired in-process research and development assets, contingent consideration, partial acquisitions and transaction costs. Under SFAS No. 160, all entities are required to report non-controlling (minority) interests in subsidiaries as equity in the consolidated financial statements. In addition, transactions between an entity and non-controlling interests will be treated as equity transactions as long as the entity retains control over the subsidiary. The Diagnostic Systems Business is currently determining the impact of the adoption of SFAS No. 141R and SFAS No. 160 on its combined abbreviated financial statements.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(2)	Financial Statements Translation

The Japanese yen amounts as of and for the year ended March 31, 2009, have been translated into U.S. dollar amounts at the rate of ¥99.15 = U.S. $1, the approximate noon exchange rate on March 31, 2009, solely for the convenience of the reader. This translation should not be construed as a representation that the amounts shown could be converted into U.S. dollars at such a rate.

(3)	Transfers of Accounts and Lease Receivables

Olympus Corporation of Americas, Inc. and Subsidiaries (OCA):

The Diagnostics Systems Business transfers certain of its lease receivable to a special-purpose entity (SPE) established and controlled by Olympus group pursuant to the terms of the Receivable Transfer Agreement. Lease receivables transferred by Diagnostics during the year ended March 31, 2009 totaled ¥1,759 million ($17,745 thousands), for which Diagnostics received cash proceeds of approximately ¥1,122 million ($11,312 thousands). Diagnostics accounts for transfers to the SPE as sales and as a result, it has excluded the lease receivables from the accompanying combined statement of assets to be acquired and liabilities to be assumed. Diagnostics recognized a loss on sale of lease receivables of ¥66 million ($664 thousands) during the year ended March 31, 2009. This loss was reported in selling, general and administrative expense in the accompanying combined statement of revenue and direct expenses.

Under the terms of the agreement, Diagnostics may transfer eligible lease receivables to the SPE. The SPE sells beneficial interests in the transferred receivables to commercial paper conduits (the Conduits). The Conduits may purchase undivided ownership interests of up to ¥15,081 million ($152,103 thousands) in those receivables. A related party (Olympus group) also has the ability to transfer receivables to the SPE. The Diagnostic Systems Business does not include the SPE in the combined abbreviated financial statements as Diagnostics is not considered SPE’s primary beneficiary as it had transferred substantially less than 50 per cent of the total lease receivables held by the SPE. The percentage ownership interest in receivables purchased by the Conduits may increase or decrease, depending on the characteristics of the receivables, including delinquency and default rates, as well as debtor concentrations as of each transfer and reinvestment date. Olympus receives an annual fee of 1% for servicing the receivables on behalf of the Conduits.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

The following table presents certain relevant information about Diagnostics’ lease receivable transfers to SPE at March 31, 2009:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Transferred lease receivables:
Held by SPE	¥1,759	$17,745
Less: net investment purchased by Conduits	(1,122)	(11,312)
Less: foreign currency translation adjustments	(14)	(147)

	¥623	$6,286

Net retained interest held by Diagnostics:
Current	¥194	$1,962
Non-current	429	4,324

Total	¥623	$6,286

The Diagnostic Systems Business records its retained interest in the transferred receivables as part of other assets. Diagnostics’ retained interest is subordinated to the beneficial interests held by the Conduits and will absorb 100% of any losses on the underlying receivables, up to the amount of its retained interest, before the Conduits incur a loss.

The Diagnostic Systems Business’ receivables that have not been transferred to the SPE at March 31, 2009 are reflected in investment in lease receivables in the accompanying combined statement of assets to be acquired and liabilities to be assumed.

Olympus Europa Holding GmbH and Subsidiaries (OEH):

The Diagnostic Systems Business portion of OEH also transfers certain receivables originated by Olympus Espana SAU (“OES”) to a syndicate formed by Coface Factoring Espana (“Coface”) and Banco Sabadell under two factoring arrangements for private and public customers. OEH does not retain an interest in the transferred receivables, but is obligated to make payments to Coface and Banco Sabadell, if the obligor does not make its required payments to OEH. OEH continues to service the receivables on behalf of Coface and Banco Sabadell.

The factoring agreements allow for the periodic transfer of OEH’s trade and leasing receivables to Coface and Banco Sabadell up to ¥5,194 million ($52,381 thousands). The agreements are renewable on an annual basis. OEH services the receivables transferred to Coface and Banco Sabadell. OEH accounts for transfers of receivables to Coface and Banco Sabadell as sales.

The net book value of receivables sold by OEH during the year ended March 31, 2009 was ¥2,675 million ($26,980 thousands) and the principal amount outstanding at March 31, 2009 was ¥964 million ($9,725 thousands).

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(4)	Investment in Lease Receivables, net

The Diagnostic Systems Business leases equipment to its customers under various arrangements, generally over periods ranging from three to five years. Certain transactions qualify as sales-type or direct financing leases. The current portion and long-term portion of the lease receivables have been separately identified and reflected as investment in lease receivables, net, in the accompanying combined statement of assets to be acquired and liabilities to be assumed at March 31, 2009 and consist of the following:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Gross minimum rentals receivable:	¥4,244	$42,809
Add: Unguaranteed residual value	74	748
Less:
Unearned income	(875)	(8,828)
Allowance for uncollectible minimum lease payments receivable	(53)	(538)

Net investment	3,390	34,191
Less: current portion	(1,391)	(14,025)

Non-current portion of net investment	¥1,999	$20,166

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

Minimum lease payments receivable by year are as follows:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Year ending March 31:
2010	¥1,809	$18,248
2011	1,016	10,249
2012	724	7,303
2013	453	4,569
2014	241	2,431
Thereafter	1	9

Total	¥4,244	$42,809

Contingent rentals included in income for the year ended March 31, 2009 are ¥202 million ($2,035 thousands).

(5)	Related-Party Transactions

The Diagnostic Systems Business had the following significant balances and transactions with other Olympus group companies at March 31, 2009 and for the year then ended:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Due from	¥107	$1,083
Due to	237	2,389
Purchases	1,054	10,632
Sales	254	2,562

Loan receivable in the amount of ¥917 million ($9,251 thousands) in the accompanying combined statement of assets to be acquired and liabilities to be assumed represents surplus funds of the Diagnostic Systems Business which have been loaned to Olympus in connection with its centralized treasury management program. These funds earn interest at a rate that approximates market (interest rate at 0.65% at March 31, 2009). Interest income for the year ended March 31, 2009 totaled approximately ¥5 million ($48 thousands).

In addition, certain Diagnostics entities rent facilities from other Olympus group companies. Rent expense for 2009 was ¥99 million ($1,000 thousands).

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(6)	Inventories

Inventories consisted of the following as of March 31, 2009:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Finished goods	¥5,012	$50,542
Work-in-progress	1,471	14,839
Raw materials	901	9,089

	¥7,384	$74,470

(7)	Fixed Assets and Equipment for Loan and Demonstration to Customers

Fixed assets and equipment for loan and demonstration to customers consisted of the following as of March 31, 2009:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Land	¥849	$8,558
Building	3,918	39,517
Furniture and fixtures	2,159	21,776
Machinery and equipment	5,244	52,889
Capital lease assets	3,036	30,623

Total fixed assets	15,206	153,363
Less: accumulated depreciation	(7,957)	(80,253)

Net fixed assets	¥7,249	$73,110

Equipment for loan and demonstration to customers, gross	¥7,412	$74,761
Less: accumulated depreciation	(5,702)	(57,513)

Net equipment for loan and demonstration to customers	¥1,710	$17,248

The assets under capital lease consist primarily of diagnostic equipment and are included in capital lease assets in the table above. Depreciation and amortization expense related to fixed assets and equipment for loan and demonstration to customers for the year ended March 31, 2009 was approximately ¥2,854 million ($28,786 thousands).

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

Equipment leased to customers at March 31, 2009 was as follows:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Equipment under lease to customers, gross	¥8,989	$90,664
Less: accumulated depreciation	(5,327)	(53,727)

Equipment leased to customers, net	¥3,662	$36,937

The Diagnostic Systems Business leases certain diagnostic equipment to customers. Non-cancellable future rental income due from customers for equipment under operating leases is as follows:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Year ending March 31:
2010	¥2,194	$22,125
2011	116	1,174
2012	55	556
2013	27	277
2014	14	146

Total	¥2,406	$24,278

(8)	Intangible Assets

Intangible assets with finite lives are amortized on a straight-line basis over the estimated useful lives and are comprised of the following at March 31, 2009:

	Weighted average amortization period	Yen (millions)	U.S. Dollars (thousands) (note 2)
Patents	10 years	¥3,030	$30,554
Licenses	3 -18 years	420	4,240
Software	3 years	252	2,543

Gross carrying amount		3,702	37,337
Less: accumulated amortization		(2,625)	(26,473)

Net book value		¥1,077	$10,864

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

Amortization expense related to intangible assets was ¥258 million ($2,597 thousands) for the year ended March 31, 2009. Estimated amortization expense for the next five years, as of March 31, 2009, is as follows:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Year ending March 31:
2010	¥269	$2,708
2011	181	1,828
2012	164	1,650
2013	152	1,535
2014	152	1,535
Thereafter	159	1,608

Total	¥1,077	$10,864

(9)	Capital Leases

Diagnostics is obligated to make payments under various capital leases. Diagnostics has recorded assets under capital leases with original cost of ¥3,036 million ($30,623 thousands) and accumulated depreciation of ¥2,261 million ($22,803 thousands) as of March 31, 2009, as part of fixed assets. Diagnostics has subleased certain of those assets under capital leases to third parties (note 4). The following is a schedule by year of future minimum lease payments on capital leases as of March 31, 2009:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Year ending March 31:
2010	¥691	$6,973
2011	317	3,196
2012	188	1,898
2013	107	1,082
2014	54	541

Total minimum lease payments	1,357	13,690
Less: amount representing interest	(51)	(516)

Present value of minimum capital lease payments	1,306	13,174
Less: current installment obligations under capital leases	(674)	(6,796)

Obligations under capital leases, excluding current installments	¥632	$6,378

Future minimum rentals to be received under non-cancelable subleases are ¥671 million ($6,764 thousands).

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(10)	Pension and Other Post-retirement Obligations

Certain entities, of which the Diagnostic Systems Business is a part, sponsor contributory and noncontributory retirement and severance plans (the Plans) that provide for pension, lump-sum benefit payments or other retirement benefits, based on length of service, employee salary and certain other factors, to substantially all employees. In connection with the sale of the Diagnostic Systems Business, Beckman Coulter will assume the obligation to pay benefits earned by employees who become employees of Beckman Coulter after the sale. Accordingly, these combined abbreviated financial statements include an allocated portion of the plan assets and benefit obligations of various legal entities.

The following tables set forth the change in benefit obligation and change in plan assets for fiscal year 2009 and the funded status as of March 31, 2009 for the Plans:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Change in benefit obligation:
Benefit obligation at beginning of period	¥3,483	$35,130
Service cost	158	1,592
Interest cost	74	743
Actuarial (gain) loss	100	1,009
Benefits paid	(110)	(1,109)
Impact of foreign currency changes	(46)	(462)

Benefit obligation at end of period	¥3,659	$36,903

Change in benefit assets:
Fair value of plan assets at beginning of period	¥2,444	$24,647
Actual return on plan assets	(285)	(2,873)
Plan participant contributions	135	1,366
Benefits paid	(94)	(953)
Impact of foreign currency changes	(12)	(118)

Fair value of plan assets at end of period	¥2,188	$22,069

Funded status	¥(1,471)	$(14,834)

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

The projected benefit obligation and the fair value of plan assets for the pension plans with projected benefit obligations in excess of plan assets, and the accumulated benefit obligation for the pension plans and the fair value of the plan assets for the pension plans with accumulated benefit obligations in excess of the plan assets are as follows:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Plans with projected benefit obligation in excess of plan assets:
Projected benefit obligation	¥3,659	$36,903
Fair value of plan assets	2,188	22,069

Plans with accumulated benefit obligation in excess of plan assets:
Accumulated benefit obligation	¥2,558	$25,803
Fair value of plan assets	2,188	22,069

Cash Flows

The following table sets forth employer contributions to be funded for the fiscal year beginning April 1, 2009, and total expected disbursements for benefits:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Expected cash flows:
Employer contributions
2010	¥237	$2,388

Expected benefit payments
2010	¥102	$1,029
2011	104	1,053
2012	228	2,301
2013	107	1,076
2014	139	1,406
2015 to 2019	716	7,226

	¥1,396	$14,091

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

Net periodic benefit cost for the year ended March 31, 2009 includes the following components:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Service cost - benefits earned during the period	¥158	$1,592
Interest cost on the projected benefit obligation	74	743
Expected return on assets	(98)	(984)
Amortization of unrecognized prior service cost	—	—
Actuarial (gain) loss	—	—

Net periodic benefit cost	¥134	$1,351

Assumptions

Weighted-average assumptions used to determine benefit obligations at March 31, 2009 are as follows:

Discount rate on the benefit obligations	2.2%
Discount rate on the net periodic benefit cost	2.6%
Expected return on plan assets	4.0%

In addition, the Diagnostics Systems Business assumes that compensation will increase at a rate of 3 to 9%.

To determine the discount rate, Diagnostics considered rates on long-term high-quality bonds. Diagnostics determines its assumption for the expected rate of return on plan assets using an approach that focuses on ranges of anticipated rates of return for each asset class and the actual historical returns of each plan asset category. A weighted range of nominal rates is then determined based on target allocations for each asset class. Diagnostics considers the expected rate of return to be a longer-term assessment of return expectations and does not anticipate changing this assumption annually unless there are significant changes in economic conditions.

Plan Assets

The weighted-average asset allocations at March 31, 2009 of the benefit plans in which Diagnostics participates, by asset category, are as follows:

Asset category	Allocation %
Equity securities	26%
Fixed Income	23%
Other - general/mutual funds	51%

100%

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

The Diagnostic Systems Business’ investment policies and strategies for the Pension Plan uses target allocations for the individual asset categories. Diagnostics’ investment goal is to achieve the greatest return for the plan consistent with a prudent level of risk.

OCA Defined Benefit Pension Plan:

Diagnostics’ employees of OCA participate in a noncontributory defined benefit pension plan sponsored by OCA. For the preparation of the combined abbreviated financial statements, Diagnostics accounts for its participation in the overall single-employer pension plan as a multi-employer pension plan. The pension expense allocated to Diagnostics amounted to approximately ¥l70 million ($1,693 thousands) during the year ended March 31, 2009. Diagnostics determined the allocation based on direct attribution of pension costs.

OCA 401(k) Plan:

Diagnostics’ employees of OCA are also eligible to participate in a contributory 401(k) defined contribution plan after they have completed one month of service. Diagnostics matches $0.50 for every $1.00 contributed by employees, up to 6% of compensation. During the year ended March 31, 2009, the Diagnostic Systems Business contributed approximately ¥48 million ($484 thousands) to the plan.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(11)	Commitments and Contingencies

(a)	Operating Leases

Future commitments under operating leases are principally for Diagnostics’ facilities, furniture, equipment and other property. Total lease expenses were approximately ¥385 million ($3,885 thousands) during the year ended March 31, 2009. Future non-cancelable minimum annual lease payments as of March 31, 2009 are as follows:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Year ending March 31:
2010	¥386	$3,889
2011	369	3,722
2012	359	3,618
2013	333	3,358
2014	291	2,940
Thereafter	1,186	11,960

Total	¥2,924	$29,487

(b)	Litigation

The Diagnostic Systems Business is involved in legal proceedings incidental to the normal course of business. Although the ultimate outcome of these matters cannot be determined, management believes that the final disposition of these proceedings, if any exist, will not have a material adverse effect on the financial position or results of operations of the Diagnostic Systems Business.

DIAGNOSTIC SYSTEMS BUSINESS

(A Division of Olympus Corporation)

Notes to Combined Abbreviated Financial Statements

March 31, 2009

(c)	Aggregate Product Warranty Liability

Changes in the Diagnostic Systems Business’ aggregate product warranty liability (included in accrued expenses) for the year ended March 31, 2009 are presented in the following table:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Aggregate liability balance at April 1, 2008	¥205	$2,065
Cost accrued for warranties issued during the period	252	2,538
Obligations honoured during the period	(142)	(1,433)
Change in liability for pre-existing warranties	(2)	(17)
Impact of change in foreign currency rates	—	(1)

Aggregate liability balance at March 31, 2009	¥313	$3,152

(12)	Segment Information

The following table presents geographical segment information of the Diagnostic Systems Business:

	Yen (millions)	U.S. Dollars (thousands) (note 2)
Revenue by geography:
United States of America	¥14,968	$150,963
Europe	26,034	262,579
Japan	9,925	100,101
Asia Pacific (Singapore & Malaysia)	1,079	10,880

Total revenue	¥52,006	$524,523

Long-lived assets:
United States of America	¥554	$5,586
Europe	4,960	50,020
Japan	4,361	43,989
Asia Pacific (Singapore & Malaysia)	161	1,627

Total long-lived assets	¥10,036	$101,222

Europe consists of primarily of Germany, United Kingdom and various other European countries.